Exhibit 99.1

UNITED STATES DISTRICT COURT
DISTRICT OF MINNESOTA

In re: MONEYGRAM INTERNATIONAL, INC.	)	No. 09-cv-3208-DSD-JJG
DERIVATIVE LITIGATION	)
)
)

NOTICE OF PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION AND SETTLEMENT HEARING

IF YOU ARE A CURRENT STOCKHOLDER OF MONEYGRAM INTERNATIONAL, INC. (“MONEYGRAM”) COMMON STOCK, PLEASE READ THIS NOTICE RELATING TO THE PENDENCY AND PROPOSED SETTLEMENT OF THIS STOCKHOLDER DERIVATIVE LITIGATION.

The United States District Court for the District of Minnesota (the “Court”) has authorized this notice (the “Notice”) of a proposed settlement (the “Settlement”) in the above-captioned stockholder derivative action (the “Litigation”).

The Litigation: The Litigation is a stockholder derivative action filed by two stockholders (the “Plaintiffs”) on behalf of MoneyGram. The Litigation arises out of Plaintiffs’ allegations that certain officers and directors of MoneyGram (“Defendants”) breached their fiduciary duties, caused MoneyGram to make false or misleading statements and committed other wrongful acts in connection with, among other things, the management and oversight of MoneyGram’s investment portfolio and internal accounting and controls, Euronet Worldwide’s expression of interest in entering into a transaction with MoneyGram in 2007, disclosures concerning these subjects, and MoneyGram’s recapitalization in 2008. Plaintiffs assert claims on behalf of MoneyGram for breaches of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement. Defendants deny all allegations of wrongdoing.

The Settlement: Changes to MoneyGram’s business, corporate governance and internal controls, some of which have already been implemented in whole or in part, form the basis for the settlement of the Litigation.

Attorneys’ Fees and Expenses: Co-Lead Counsel for Plaintiffs have litigated this case on a contingent fee basis and advanced the expenses incurred in the Litigation with the expectation that they would receive attorneys’ fees and expenses (the “Fee and Expense Award”) if they were successful in obtaining benefits for MoneyGram, as is customary in this type of litigation. Co-Lead Counsel for Plaintiffs will seek Court approval of a Fee and Expense Award in an aggregate amount of $1,250,000 for the benefits conferred upon MoneyGram as a result of this Settlement. If approved by the Court, the Fee and Expense Award will be paid by MoneyGram and its insurer, and not by the Defendants.

Deadline for Stockholders To File Objection:	May 24, 2010
Court Hearing on Fairness of Settlement:	June 18, 2010

For More Information Contact Co-Lead Counsel for Plaintiffs:

Robert B. Weiser The Weiser Law Firm, P.C. 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone (610) 225-2677 Facsimile: (610) 225-2678 rw@weiserlawfirm.com	Eric Zagar Barroway Topaz Kessler Meltzer & Check LLP 280 King of Prussia Road Radnor, PA 19807 Telephone: (610) 667-7706 Facsimile: (610) 667-7056 ezagar@btkmc.com

SUMMARY OF YOUR LEGAL RIGHTS AND OPTIONS

•	OBJECT to the Court in the manner described below if you do not like the Settlement or the request by Co-Lead Counsel for the Fee and Expense Award.

•	GO TO A HEARING and ask to speak in Court in the manner described below about the fairness of the Settlement or the Fee and Expense Award.

•	DO NOTHING and await the Court’s ruling. —

These rights and options – and the deadlines to exercise them – are explained in this Notice.

Whichever of these rights you exercise or do not exercise, if the Court approves the Settlement, you will be bound by a final order and judgment (“the Final Order and Judgment”) to be entered by the Court, including the release of all Settled Claims (defined below.

WHAT THIS NOTICE CONTAINS

BASIC INFORMATION

1. What Is This Lawsuit About?
2. Why Is This Litigation A Derivative Action?
3. Who Is Affected By The Settlement?
4. Why Is There A Settlement?

THE SETTLEMENT BENEFITS – WHAT MONEYGRAM RECEIVES

5. What Does The Settlement Provide?
6. What Claims Will Be Released?
7. Can I Exclude Myself From The Settlement?

THE LAWYERS REPRESENTING PLAINTIF REQUEST FOR A FEE AND EXPENSE AWA	FS AND THEIR RD

8. Who Is Representing Plaintiffs
9. How Will Plaintiffs’ Counsel B
10. Is The Settlement Contingent
OBJECTING TO THE SETTLEMENT OR TH
11. When And Where Will The Court
The Fee And Expense Award?
12. How Do I Object?
13. Do I Have To Come To The Sett
14. May I Speak At The Hearing?
IF YOU DO NOTHING AND THE SETTLEM
15. What Happens If I Do Nothing
GETTING MORE INFORMATION
16. How Can I Obtain More Details
THE SETTLED CLAIMS BEING RELEASED
In The Litigation? e Paid? On Plaintiffs’ Counsel Being Paid? E FEE AND EXPENSE AWARD Decide Whether To Approve The Settlement And lement Hearing? ENT IS APPROVED At All? About the Settlement?

BASIC INFORMATION

1.	What Is This Lawsuit About?

The Litigation arises out of Plaintiffs’ allegations that certain officers and directors of MoneyGram breached their fiduciary duties and committed other wrongful acts in connection with, among other things, the management and oversight of MoneyGram’s investment portfolio and internal accounting and controls, disclosures concerning these subjects, and MoneyGram’s recapitalization in 2008. Causes of action are alleged for breaches of fiduciary duty in connection with stock sales (Count I), breaches of fiduciary duty for disseminating false and misleading statements (Count II), breaches of fiduciary duty for failing to maintain internal controls (Count III), breaches of fiduciary duty for failing to oversee and manage MoneyGram (Count IV), unjust enrichment (Count V), abuse of control (Count VI), gross mismanagement (Count VII), breaches of fiduciary duty in connection with severance payments (Counts VIII and IX), and breaches of fiduciary duty in connection with stock repurchases by MoneyGram (Count X).

2.	Why Is The Litigation A Derivative Action?

In a derivative action, one or more stockholders of a corporation sue on behalf of the corporation, alleging that the corporation was injured, and seek recovery on behalf of the corporation. In a derivative action, the corporation and not the individual stockholders of the corporation receives the benefits of the litigation or the settlement (except to the extent that the value of the corporation’s stock increases as a result of the benefits the corporation receives in the settlement of the litigation).

3.	Who Is Affected By The Settlement?

A derivative action is brought on behalf of the corporation. The corporation, and not the individual stockholders (except to the extent the value of their stock increases), receives the benefits of the Settlement.

4.	Why Is There A Settlement?

Plaintiffs, Defendants, and MoneyGram have agreed to the Settlement in order to provide MoneyGram the benefits of the Settlement and to avoid the cost and risk of further litigation. The Court has not decided the case in favor of Plaintiffs or Defendants.

Co-Lead Counsel for Plaintiffs state that they have undertaken an extensive factual investigation during the development and prosecution of the Litigation. This investigation included, inter alia, (i) inspecting, reviewing and analyzing MoneyGram’s financial filings, (ii) researching corporate governance issues, (iii) researching the applicable law with respect to the claims asserted in the Litigation and defenses that could potentially be asserted, (iv) participating in numerous telephonic and/or in person meetings with counsel for Defendants and MoneyGram, and (v) reviewing approximately 450,000 pages of documents previously produced in a related securities law class action that has also been settled, In re MoneyGram International Inc. Securities Litigation, No. 08-833-DSD-JJG (D. Minn.) (the “Securities Class Action”) and documents and information related to work performed by a special committee of MoneyGram’s board of directors that refused demands by Plaintiffs that MoneyGram’s board commence this Litigation. While Co-Lead Counsel for Plaintiffs believe that the claims asserted in the Litigation are meritorious, Co-Lead Counsel for Plaintiffs have concluded, based on their investigation, and recognizing the risks they face in pursuing the Litigation and overcoming Defendants’ defenses, as well as the delay and expense of further proceedings, that the terms and conditions of the Settlement confer substantial benefits upon MoneyGram and are fair, reasonable, adequate, and in the best interests of MoneyGram. Co-Lead Counsel for Plaintiffs accordingly have recommended the Settlement to Lead Plaintiffs.

Defendants deny all allegations of wrongdoing, fault, liability or damages to MoneyGram, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they acted improperly in any way, deny having caused any damage to MoneyGram, believe that at all times that they acted properly, in good faith and in a manner they reasonably believed to be in the best interests of MoneyGram, believe that their conduct is protected by the business judgment rule, and believe that the Litigation has no merit. Defendants, however, recognize the uncertainty and the risk of the outcome of any litigation, especially complex stockholder derivative litigation, and the difficulties and substantial burden, expense and length of time necessary to defend a proceeding of this type through motions to dismiss and possibly discovery, summary judgment motions, a trial, post-trial motions, and appeals. To eliminate the burden and expense of further litigation, Defendants wish to settle the Litigation on the terms and conditions stated in a Stipulation of Settlement dated March 31, 2010 (the “Stipulation”), and to put the Settled Claims to rest finally and forever, without in any way acknowledging any wrongdoing, fault, liability or damages.

MoneyGram, on whose behalf this Litigation is brought, believes that the terms and conditions of the Settlement benefit MoneyGram and are fair, reasonable, adequate and in the best interests of MoneyGram.

THE SETTLEMENT BENEFITS – WHAT MONEYGRAM RECEIVES

5.	What Does The Settlement Provide?

On March 25, 2008, MoneyGram completed a comprehensive recapitalization with an investment group led by affiliates of THL and Goldman Sachs (the “Recapitalization”) pursuant to an Amended and Restated Purchase Agreement, dated as of March 17, 2008, among MoneyGram International, Inc. and the several Investor Parties named therein (the “Recapitalization Agreement”). The Recapitalization provided MoneyGram $760 million in return for preferred stock convertible into what was then a 79% equity interest in MoneyGram. Pursuant to the Recapitalization Agreement, MoneyGram immediately created a new board of directors, including two directors who joined the board following the Recapitalization, Messrs. Jaeckel and Lawry, three independent directors who had served on MoneyGram’s pre-Recapitalization board, Messrs. Hay, Montemayor and Teplin, and MoneyGram’s then chief executive officer, Mr. Milne. Seven directors who served on the pre-Recapitalization board resigned as directors. In subsequent months, Mr. Milne resigned as chief executive officer and as a director, and additional new directors joined the board, including Ms. Patsley (who was later named chief executive officer) and Messrs. Hagerty, Rao and (for a period of time) Mr. Ryan.

Terms included in the Recapitalization Agreement require three independent directors to remain on the board so long as stockholders unaffiliated with THL and Goldman Sachs hold 5% or more of MoneyGram’s stock. The term “independent director” is defined to mean a director who has been nominated or approved by a “continuing director” and who satisfies the New York Stock Exchange standards for independence. The term “continuing director” is defined to mean one of the three pre-recapitalization directors who remained on MoneyGram’s board following the recapitalization, or a director who has been designated a continuing director by a majority of the continuing directors then on the board. A continuing director must be unaffiliated with THL or Goldman Sachs. Terms included in the recapitalization agreement also require, so long as stockholders unaffiliated with THL and Goldman Sachs hold 5% or more of MoneyGram’s stock, that the independent directors constitute MoneyGram’s audit committee, approve transactions between MoneyGram and affiliates of THL and Goldman Sachs which have a fair market value in excess of $2 million (with certain specified exceptions), and make determinations with respect to the stock issued pursuant to the recapitalization, including with respect to dividends, redemption and adjustments for actions by MoneyGram that adversely affect the rights of the holders of these shares of stock.

MoneyGram also has significantly reduced the asset-backed securities in MoneyGram’s investment portfolio that led to the losses underlying the Litigation. MoneyGram has also adopted a new investment policy, and its portfolio is now primarily invested in cash and cash equivalents, which significantly reduces the risk of investment losses. Investments cannot be made in a manner not in compliance with MoneyGram’s new investment policy except as provided for in the Recapitalization Agreement.

The Litigation is settled in return for the following additional changes to MoneyGram’s business, corporate governance and internal controls, some of which have already been implemented in whole or in part:

•	MoneyGram’s board recommended, and MoneyGram’s stockholders approved, an amendment to MoneyGram’s certificate of incorporation requiring an annual election of all directors, enabling MoneyGram stockholders to express a view on each director’s performance by means of an annual vote.

•	MoneyGram’s asset/liability committee, which already has amended its charter to put a concentration policy governing the concentration of MoneyGram’s investments in place, will further amend its charter to require reports to the audit committee on at least a quarterly basis.

•	In February 2010, MoneyGram’s remaining pre-Recapitalization directors, Messrs. Hay, Montemayor and Teplin, having helped MoneyGram successfully manage the transition of the company’s ownership, management and governance and resolve the Securities Class Action, determined not to seek re-election as directors at MoneyGram’s annual meeting for the year 2010, and to assist MoneyGram’s search for independent directors to replace them in order to ensure a wholly new post-Recapitalization board and wholly new audit committee. In the event appropriate successors cannot be located in sufficient time to be elected to the board at MoneyGram’s annual meeting for the year 2010, the succession will occur as soon thereafter as practicable. The independent directors who replace Messrs. Hay, Montemayor and Teplin will constitute MoneyGram’s audit committee, and at least one of these new independent directors will serve on MoneyGram’s human resources and nominating committee.

MoneyGram shall maintain these corporate governance and internal control measures for at least three (3) years from the date the Settlement was signed (March 31, 2010), unless MoneyGram’s independent directors (at the time of the determination) determine (i) that the implementation or maintenance of a particular action would be inconsistent with the interests of MoneyGram, (ii) that the replacement of a specific individual would serve the best interests of MoneyGram, (iii) that a statutory, regulatory or other legal requirement prohibits, restricts or makes the implementation or maintenance impractical, or (iv) that a change in the corporate structure of MoneyGram renders the implementation moot, obsolete, inapplicable or impractical.

MoneyGram acknowledges that these changes in its business, corporate governance and internal controls have been adopted, in part, in response to the issues raised by Plaintiffs in letters demanding commencement of the Litigation and in the Litigation.

6.	What Claims Will Be Released?

If the Court approves the Settlement, the Court will enter the Final Order and Judgment, by operation of which the Settled Claims will be fully and finally released. The provisions in the Settlement defining the Settled Claims are reproduced at the end of the Notice.

7.	Can I Exclude Myself From The Settlement?

No. Because the Litigation and the Settlement are on behalf of MoneyGram, you cannot exclude yourself from the Settlement.

THE LAWYERS REPRESENTING PLAINTIFFS AND THEIR
REQUEST FOR A FEE AND EXPENSE AWARD

8.	Who Is Representing Plaintiffs In The Litigation?

The Court has appointed Co-Lead Counsel for Plaintiffs in the Litigation: Eric Zagar of Barroway, Schiffrin, Topaz, Kessler, Meltzer & Check LLP in Radnor, Pennsylvania, and Robert B. Weiser of The Weiser Law Firm, P.C. in Wayne, Pennsylvania.

9.	How Will Plaintiffs’ Counsel Be Paid?

Co-Lead Counsel for Plaintiffs will seek Court approval of a Fee and Expense Award in an aggregate amount of $1,250,000 for the benefits conferred upon MoneyGram as a result of this Settlement. The sum approved by the Court will be paid by MoneyGram and its insurer, and not by the Defendants.

To date, Co-Lead Counsel for Plaintiffs have not been paid for their services for conducting the Litigation or for their out-of-pocket expenses. The fees requested will compensate Co-Lead Counsel for Plaintiffs for their work in achieving the benefits for MoneyGram provided by the Settlement. The Fee and Expense Award will be the only payment to Co-Lead Counsel for Plaintiffs for their efforts in the Litigation, achieving the Settlement, and the risk in undertaking this representation on a wholly contingent basis.

10.	Is The Settlement Contingent On Plaintiffs’ Counsel Being Paid?

No. The granting by the Court, in whole or in part, of the Fee and Expense Award is not a condition of the Settlement. The request by Co-Lead Counsel for Plaintiffs for approval of the Fee and Expense Award is to be considered separately from the Court’s consideration of the Settlement.

OBJECTING TO THE SETTLEMENT OR THE FEE AND EXPENSE AWARD

11.	When And Where Will The Court Decide Whether To Approve The Settlement And The Other Subjects Discussed Above?

The Court will hold a settlement hearing (the “Settlement Hearing”) at 10:00 a.m. on June 18, 2010 in Courtroom 14W in the United States District Court for the District of Minnesota, 300 South Fourth Street, 202 U.S. Courthouse, Minneapolis, MN 55415 for the following purposes: (i) to determine whether the Settlement is fair, reasonable and adequate to MoneyGram and should be approved by the Court, (ii) to determine whether a Final Order and Judgment should be entered dismissing and releasing the Settled Claims with prejudice, (iii) to rule upon an application by Co-Lead Counsel for Plaintiffs for the Fee and Expense Award, and (iv) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Settlement Hearing may be adjourned by the Court without notice to MoneyGram stockholders other than an announcement of the adjournment at the scheduled time of the Settlement Hearing or at the scheduled time of any adjournment of the Settlement Hearing. The Court may consider modifications to the Settlement made with the consent of Plaintiffs, Defendants and MoneyGram without further notice to MoneyGram stockholders.

12.	How Do I Object?

If you are a current stockholder of MoneyGram, you may object to the Settlement and/or the Fee and Expense Award or otherwise request to be heard in person or by counsel concerning any matter properly before the Court at the Settlement Hearing. Any objection, statement or request to be heard at the Settlement Hearing must be in writing and. must be filed with the Clerk of the Court, United States District Court for the District of Minnesota, 300 South Fourth Street, 202 U.S. Courthouse, Minneapolis, MN, 55415, and, unless filed electronically pursuant to the Court’s e-filing rules and requirements, must be delivered by hand, or overnight delivery service or first class postage pre-paid mail, and must be received no later than 25 days prior to the Settlement Hearing, i.e., by May 24, 2010, by the Court and the following counsel for Plaintiffs, Defendants and MoneyGram:

Eric Zagar BARROWAY TOPAZ KESSLER MELTZER & CHECK LLP 280 King of Prussia Road Radnor, PA 19807 Robert B. Weiser THE WEISER LAW FIRM, P.C. 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087
Michael J. Bleck
Bret A. Puls
OPPENHEIMER WOLFF
& DONNELLY
LLP
Plaza VII, Suite 3300
45 South Seventh Street
Minneapolis, MN 55402-1609
Joseph S. Allerhand
Stephen A. Radin
Michael J. Firestone
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153-0119

Any objection, statement or request to be heard at the Settlement Hearing must be signed and include the following information: (i) the person’s or entity’s name, address, telephone number and e-mail address, (ii) all dates on which the person or entity purchased or otherwise acquired and/or sold shares of MoneyGram common stock since January 1, 2007, (iii) a detailed statement of the basis for the person’s or entity’s objection to or comments concerning the Settlement, the Fee and Expense Award or other matter before the Court, and (iv) all supporting papers, including all documents and writings that the person or entity wants the Court to consider.

If you object to the Settlement and/or Fee and Expense Award or otherwise request to be heard at the Settlement Hearing, you will be deemed to have submitted to the jurisdiction of the Court, including any order the Court issues with respect to your objection or request to be heard and the subject matter of the Settlement, including, but not limited to, discovery concerning the subject matter of your objection or request to be heard and enforcement of the terms of the Settlement, including, but not limited to, the releases provided for in the Final Order and Judgment.

If you do not object to the Settlement or the Fee and Expense Award, or you do not otherwise request to be heard at the Settlement Hearing in the manner described above, you will be deemed to have waived your right to object to the Settlement and the Fee and Expense Award or otherwise be heard concerning these subjects, and you will be forever barred from objecting to the Settlement, the Fee and Expense Award, or from otherwise being heard concerning these subjects in this or any other proceeding.

13.	Do I Have To Come To The Settlement Hearing?

No. You are welcome to come at your own expense, and you may also pay your own lawyer to attend, but neither is necessary. If you submit an objection, you do not have to come to Court to talk about it. As long as your written objection is received by the Court on time, the Court will consider it.

14.	May I Speak At The Hearing?

You may ask the Court to speak at the Settlement Hearing by requesting to be heard in the manner stated in Question 12 above.

IF YOU DO NOTHING AND THE SETTLEMENT IS APPROVED

15.	What Happens If I Do Nothing At All?

If you do nothing and the Settlement is approved, you will not be able to start, continue with, or be part of any other lawsuit brought derivatively on behalf of MoneyGram concerning the Settled Claims. You will be bound by the Final Order and Judgment and the releases provided for in the Final Order and Judgment.

GETTING MORE INFORMATION

16.	How Can I Obtain More Details About The Settlement?

This Notice summarizes the proposed Settlement. More details can be found in the Stipulation of Settlement dated March 31, 2010. You can obtain a copy of the Stipulation of Settlement or more information about the Settlement by visiting www.moneygram.com or by writing or calling Co-Lead Counsel for Plaintiffs. Addresses, telephone numbers and e-mail addresses appear above. You can also obtain a copy of related documents, pleadings and other papers on file in the Litigation at the Clerk’s office at the United States District Court for the District of Minnesota during regular business hours.

THE SETTLED CLAIMS BEING RELEASED

Upon the Effective Date (defined in the Settlement), the Released Claims (defined below) against the Released Persons (defined below) will by operation of the Final Order and Judgment be fully and finally released. The Released Claims against the Released Parties are the “Settled Claims.”

The term “Released Persons” means the Plaintiffs, Defendants and MoneyGram and their Related Persons. The term “Related Persons” means, for each of Plaintiffs, Defendants and MoneyGram, his, her or its past or present directors, officers, employees, general partners, limited partners, principals, members, managing members, insurers and co-insurers, re-insurers, controlling stockholders, attorneys, advisors, accountants, auditors, personal or legal representatives, predecessors, successors, divisions, joint ventures, assigns, spouses, heirs, executors, parents, subsidiaries, affiliates (including the officers and directors of such parents, subsidiaries, and affiliates), any entity in which he, she or it has a controlling interest, any member of his, her or its immediate family, or any trust of which he, she or it is the settlor or which is for the benefit of any member of his, her or its immediate family.

The term “Released Claims” means:

(a) All claims, causes of action and rights, known and unknown, that have been, could have been, or are in the future asserted by or derivatively on behalf of MoneyGram against Released Persons, whether based on federal, state or other law, rule or regulation, that arise out of or relate in any manner to MoneyGram’s investment portfolio and losses suffered by MoneyGram related to its investment portfolio, MoneyGram’s internal accounting and controls, sales of MoneyGram stock during 2007 and 2008, repurchases by MoneyGram of its stock during 2007, issues related to MoneyGram’s liquidity in 2007 and 2008, MoneyGram’s response to Euronet Worldwide’s expression of interest in entering into a transaction with MoneyGram in 2007, MoneyGram’s Recapitalization in 2008, agreements entered into by MoneyGram with, and payments made by MoneyGram to, Messrs. Milne and Parrin and Teresa Johnson and Anthony Ryan, MoneyGram’s disclosures concerning all of these subjects, and any other claims in the Litigation or concerning the subject matter of the Litigation, including but not limited to the changes in MoneyGram’s business, corporate governance and internal controls that are stated in Question 5 of this Notice and the decision to enter into this Settlement. The Released Claims include claims concerning the subject matter stated in this Paragraph that have been, could have been, or are in the future asserted derivatively on behalf of MoneyGram by the plaintiff or plaintiffs (as well as any other claims belonging to MoneyGram, regardless of how the claims are characterized by the plaintiff or plaintiffs) in any other action, including but not limited to an action pending in the Superior Court of the State of California, Los Angeles County, entitled Berney v. MoneyGram International, Inc., No. BC 384089. The Released Claims include claims concerning the subject matter stated in this Paragraph that have been, could have been, or are in the future asserted derivatively on behalf of MoneyGram whether or not the plaintiff or plaintiffs asserting the claim makes a pre-suit demand pursuant to Federal Rule of Civil Procedure 23.1, Delaware Court of Chancery Rule 23.1 or any similar, comparable or equivalent statute or rule in any other jurisdiction, and whether or not the plaintiff or plaintiffs asserting the claim contends that a pre-suit demand pursuant to Federal Rule of Civil Procedure 23.1, Delaware Court of Chancery Rule 23.1 or any similar, comparable or equivalent statute or rule in any other jurisdiction is excused or has been wrongfully refused. The Released Claims do not include any claims asserted by the plaintiff in the Berney action that are properly characterized as individual claims (and that are not properly characterized as derivative claims on behalf of MoneyGram);

(b) All claims, causes of action and rights, known or unknown, by Defendants and their Related Persons against MoneyGram and its Related Persons arising out of, relating to, or in connection with the subject matter of the claims by or on behalf of MoneyGram stated in Paragraph (a) above. Notwithstanding the foregoing, the Released Claims do not include claims belonging to Defendants or MoneyGram against their insurers or claims belonging to Defendants against MoneyGram arising out of indemnification and advancement obligations pursuant to Delaware law, MoneyGram’s certificate of incorporation, bylaws, or other agreement relating to indemnification and advancement. These claims are the subject of separate agreements between Defendants, MoneyGram and/or their insurers; and

(c) A claims, causes of action and rights, known or unknown, by Defendants and MoneyGram against Plaintiffs, Plaintiffs’ Counsel and their Related Persons arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation and the Settled Claims and a previously dismissed related action described in the Stipulation, York v. Ford, No. 08-CV-04799-DSD-JJG (D. Minn.).

Notwithstanding the foregoing, the Released Claims do not include any claims to enforce the Settlement and the Final Order and Judgment, including, without limitation, any or all of their terms, including but not limited to the releases provided for in the Final Order and Judgment.

The term “unknown” (as used in the definition of the Released Claims) means claims which any one or more of Plaintiffs, Defendants, MoneyGram or any of their Related Persons does not know or suspect to exist, but which, if known by him, her or it might affect his, her or its agreement to release the Settled Claims or might affect his, her or its decision to object or not to object to the Settlement. Upon the Effective Date, Plaintiffs, Defendants, MoneyGram and their Related Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived and relinquished, to the full extent permitted by law, the provisions, rights and benefits of California Civil Code § 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Upon the Effective Date, Plaintiffs, Defendants and MoneyGram and their Related Persons also shall be deemed to have, and shall have, waived any and all provisions, rights and benefits conferred by any law or any state or territory of the United States, or principle of common law, or the law of any foreign jurisdiction, which is similar, comparable or equivalent to California Civil Code § 1542. Plaintiffs, Defendants and MoneyGram acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Settled Claims, but that it is their intention, on behalf of themselves and their Related Persons, to fully and finally settle and release the Settled Claims, including unknown claims, as defined in this Paragraph.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

DATED: April 1, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA